UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2025

Complete Solaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPWR	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SPWRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On September 21, 2025, Complete Solaria, Inc., a Delaware corporation (the “Company”), and Complete Solar, Inc., a Delaware corporation and a subsidiary of the Company (“Buyer”), entered into a Membership Interest Purchase Agreement (the “Membership Interest Purchase Agreement”) with Sunder Energy LLC, a Delaware limited liability company (“Sunder”), and Chicken Parm Pizza LLC, a Delaware limited liability company, and the sole member of Sunder (the “Member”).

At the closing of the transactions under the Membership Interest Purchase Agreement (the “Closing”), Buyer will acquire all of the outstanding membership interests of Sunder from the Member for: (i) $20,000,000 in cash paid at Closing, subject to certain working capital and other adjustments; (ii) a promissory note issued at the Closing by the Company to the Member in the principal amount of $20,000,000 (the “Seller Note”); (iii) 3,333,334 shares of common stock of the Company, $0.0001 par value per share (the “Common Stock”), issued at the Closing by the Company to the Member (the “Initial Consideration Shares”); and (iv) subject to approval of such issuances by the Company’s stockholders following the Closing in accordance with the rules and regulations of the Nasdaq Stock Market (including Nasdaq Listing Rule 5635(a)), (x) an additional 3,333,333 shares of Common Stock to be issued on the 12-month anniversary of the Closing, and (y) a further 3,333,333 shares of Common Stock to be issued on the 18-month anniversary of the Closing (such 6,666,666 shares of Common Stock issuable following the Closing, the “Deferred Consideration Shares”). Pursuant to the terms and conditions of the Membership Interest Purchase Agreement, the Company agreed to register, within six months following the Closing, the Initial Consideration Shares and the Deferred Consideration Shares for resale to the public under the Securities Act of 1933, as amended (the “Securities Act”).

In lieu of issuing the Deferred Consideration Shares, the Company, in its sole discretion, may elect to pay the Member a cash payment equal to the number of Deferred Consideration Shares otherwise issuable by the Company multiplied by the volume-weighted average price of the Common Stock as quoted on Nasdaq for the 30-trading day period ending two business days prior to the date on which the applicable Deferred Consideration Shares were otherwise issuable (the “Cash In Lieu Amount”). If the Company elects to pay the Cash In Lieu Amount, 50% of the Cash In Lieu Amount will be paid on the three-month anniversary of the date on which the applicable Deferred Consideration Shares were otherwise issuable, with the remaining 50% of the Cash In Lieu Amount payable on the 6-month anniversary of the date on which the applicable Deferred Consideration Shares were otherwise issuable.

The Membership Interest Purchase Agreement includes customary representations and warranties, covenants, and indemnities, in each case under the circumstances and subject to certain limitations set forth in the Membership Interest Purchase Agreement. The indemnification obligations under the Membership Interest Purchase Agreement are subject to customary deductibles and caps. The Company’s primary source of recovery for indemnifiable damages is set off of such damages against the amounts payable by the Company under the Seller Note and the Deferred Consideration Shares issuable by the Company following Closing.

The obligations of the Company, Buyer and the Member to consummate the transactions under the Membership Interest Purchase Agreement are subject to the satisfaction or waiver of certain customary closing conditions.

The foregoing summary of the Membership Interest Purchase Agreement is not complete, and it is qualified in its entirety by reference to the full text of the Membership Interest Purchase Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Seller Note

The Company will execute and issue the Seller Note to the Member at the Closing. The Seller Note will have an original principal amount of $20,000,000. The Seller Note will bear interest at 7.0% per annum, compounded quarterly, and the maturity date under the Seller Note is the earlier of (i) May 15, 2026 and (ii) the date on which all amounts under the Seller Note otherwise become due and payable following an event of default. The Seller Note must also be repaid in the event of a change of control of the Company or the sale of all or substantially all of the consolidated assets of the Company and its subsidiaries. The Seller Note includes customary events of default, including: (a) the Company’s failure to pay the Seller Note when due, (b) the Company’s voluntary or involuntary bankruptcy, (c) the Company’s liquidation or dissolution, (d) a change of control of the Company, (e) the Company’s material breach of the covenants applicable to the Company under the Seller Note, subject to applicable cure periods, and (f) if any of the Company’s representations or warranties made in the Seller Note were untrue in any material respect when made. The Seller Note also provides that the Company will use its reasonable best efforts to solicit the consent and waiver from the requisite holders of the 7.00% Notes (as defined below) required to grant a security interest and lien in the Company’s assets to secure the Company’s obligations under the Seller Note. If such consent and waiver is obtained, the Company and the Member with negotiate, execute and deliver a separate security agreement with respect to such security interest and lien.

The foregoing summary of the Seller Note is not complete, and it is qualified in its entirety by reference to the full text of the Seller Note, the form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

September 2025 Note Purchase Agreements and 7.00% Notes

On September 21, 2025, the Company entered into Note Purchase Agreements (the “September 2025 Note Purchase Agreements”) with multiple purchasers relating to the private offering of the Company’s 7.00% Convertible Senior Notes due 2029 in the aggregate principal amount of $22,000,000 (the “7.00% Notes”), and the Company has commitments to purchase an additional $225,000 principal amount of the 7.00% Notes. The 7.00% Notes are expected to be issued on or about September 23, 2025 pursuant to the September 2025 Note Purchase Agreements and the Indenture, dated September 16, 2024, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Indenture”).

The net proceeds from the sale and issuance of the 7.00% Notes are expected to be approximately $19.8 million, and such proceeds will be used to pay the cash consideration payable at the Closing under the Membership Interest Purchase Agreement and to pay transaction costs related to the Membership Interest Purchase Agreement.

Pursuant to the September 2025 Note Purchase Agreements, the purchasers of the 7.00% Notes will have an option, subject to the terms and conditions of the September 2025 Note Purchase Agreements (including approval by the requisite Company stockholders in accordance with Nasdaq Listing Rule 5635), to purchase additional 7.00% Notes on the same terms as the 7.00% Notes issued pursuant to the September 2025 Note Purchase Agreements. Additionally, the Company has agreed to register for resale the shares of Common Stock issuable upon conversion of the 7.00% Notes pursuant to the terms and conditions set forth in the September 2025 Note Purchase Agreements. The Company also has agreed to use its commercially reasonable efforts to implement an exchange transaction within six months after the closing under the September 2025 Note Purchase Agreements whereby the 7.00% Notes issued under the September 2025 Note Purchase Agreements and the Company’s other outstanding 7.00% Notes would be exchanged into a new series of notes registered for resale with the Securities and Exchange Commission.

The foregoing summary of the September 2025 Note Purchase Agreements is not complete, and it is qualified in its entirety by reference to the full text of the September 2025 Note Purchase Agreements, the form of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

The 7.00% Notes are general unsecured obligations of the Company and will mature on July 1, 2029, unless earlier converted, redeemed, or repurchased. Interest on the 7.00% Notes accrues at a rate of 7.00% per year from September 16, 2024 and will be payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2025. Until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the 7.00% Notes may convert all or any portion of their 7.00% Notes at any time, in integral multiples of $1,000 principal amount, at the option of the holder. Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in the manner and subject to the terms, conditions and limitations provided in the Indenture.

The conversion rate for the 7.00% Notes is initially 467.8363 shares of Common Stock per $1,000 principal amount of 7.00% Notes. The conversion rate for the 7.00% Notes is subject to adjustment from time to time in accordance with the terms of the Indenture. In addition, following certain corporate events that occur prior to the maturity date of the 7.00% Notes or if the Company delivers a notice of redemption in respect of the 7.00% Notes, the Company will, under certain circumstances, increase the conversion rate of the 7.00% Notes for a holder who elects to convert its 7.00% Notes, in connection with such a corporate event that occurs prior to the maturity date, or if the Company delivers a notice of redemption in respect of the 7.00% Notes.

The Company may not redeem the 7.00% Notes prior to September 16, 2026. The Company may redeem for cash all or any portion of the 7.00% Notes, at its option, subject to the conditions and requirements of the Indenture, (i) on or after September 16, 2026 and prior to July 1, 2029, if the last reported sale price of the Common Stock has been at least 150% of the conversion price for the 7.00% Notes then in effect for at least 20 trading days during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the 7.00% Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the 7.00% Notes.

If the Company undergoes a fundamental change (as defined in the Indenture), then, subject to certain conditions and except as described in the Indenture, holders may require the Company to repurchase for cash all or any portion of their 7.00% Notes at a fundamental change repurchase price equal to 100% of the principal amount of the 7.00% Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default after which the 7.00% Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the 7.00% Notes become automatically due and payable. The following events are considered “events of default” under the Indenture:

●	default in any payment of interest on any 7.00% Note when due and payable and the default continues for a period of 30 days;

●	default in the payment of principal of any 7.00% Note when due and payable on the maturity date, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

●	failure by the Company to comply with its obligation to convert the 7.00% Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for five business days;

●	failure by the Company to give a fundamental change notice or notice of a make-whole fundamental change, and such failure continues for five business days;

●	failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;

●	failure by the Company to comply with any of the other agreements in the Indenture or the 7.00% Notes for 60 days after receipt of written notice of such failure from the trustee or the holders of at least 25% in principal amount of the 7.00% Notes then outstanding;

●	default by the Company or any significant subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness with a principal amount in excess of $10,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 45 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of 7.00% Notes then outstanding in accordance with this Indenture;

●	certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries; and

●	a final judgment or judgments for the payment of $10,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any significant subsidiary, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

If certain bankruptcy and insolvency-related events of default occur with respect to the Company, the principal of, and accrued and unpaid interest, if any, on, all of the 7.00% Notes then outstanding shall automatically become due and payable. If an event of default with respect to the 7.00% Notes, other than certain bankruptcy and insolvency-related events of default with respect to the Company, occurs and is continuing, the trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding 7.00% Notes by notice to the Company and the trustee, may declare 100% of the principal of, and accrued and unpaid special interest, if any, on, all the outstanding 7.00% Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the 7.00% Notes.

The Indenture provides that the Company shall not, and shall not permit any subsidiary, to incur any indebtedness that ranks senior to the 7.00% Notes and that is secured by a perfected first priority security interests in the assets of the Company or any of its subsidiaries; provided, however, the Company and its subsidiaries may incur or issue: (i) any Indebtedness that is authorized by holders of at least 51% in aggregate principal amount of 7.00% Notes then outstanding in accordance with the Indenture; and (ii) for the avoidance of doubt, any securitization financings that may be completed from time to time by the Company and/or its subsidiaries.

The Indenture further provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not the Company) is a “qualified successor entity” (as defined in the Indenture) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the 7.00% Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

A copy of the Indenture is attached hereto as Exhibit 4.1 (including the form of the 7.00% Note attached hereto as Exhibit 4.2) and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Initial Consideration Shares and Deferred Consideration Shares; Seller Note

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

When issued pursuant to the Membership Interest Purchase Agreement, the Initial Consideration Shares, the Deferred Consideration Shares and the Seller Note will not be registered under the Securities Act or any state securities laws, and such securities will be issued to the Member in a transaction exempt from registration under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same. The Initial Consideration Shares, the Deferred Consideration Shares and the Seller Note have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

7.00% Notes

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company will issue the 7.00% Notes in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same. The 7.00% Notes and the shares of Common Stock issuable upon conversion of the 7.00% Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Common Stock are issued upon conversion of the 7.00% Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the 7.00% Notes and any resulting issuance of shares of Common Stock. A maximum of 12,865,496 shares of Common Stock will be issuable upon conversion of the aggregate $22,000,000 principal amount of 7.00% Notes issuable pursuant to the September 2025 Note Purchase Agreements based on the initial maximum conversion rate of 584.7953 shares of Common Stock per $1,000 principal amount of 7.00% Notes, which is subject to customary anti-dilution adjustment provisions in accordance with the Indenture.

Item 7.01. Regulation FD Disclosure.

On September 22, 2025, the Company issued a press release regarding the Membership Interest Purchase Agreement, the 7.00% Notes and the transactions contemplated thereby, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated September 16, 2024, between the Company and U.S. Bank Trust Company, National Association (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2024 and incorporated herein by reference)
4.2	Form of Physical Note for 7.00% Convertible Senior Notes due 2029 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2024 and incorporated herein by reference)
10.1	Membership Interest Purchase agreement, dated September 21, 2025, by and among the Company, Complete Solar, Inc., Sunder Energy LLC and Chicken Parm Pizza LLC+*
10.2	Form of Seller Note+*
10.3	Form of September 2025 Note Purchase Agreement+*
99.1	Press Release dated September 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*	Portions of this exhibit are redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Complete Solaria, Inc.

Dated: September 22, 2025
	By:	/s/ Thurman J. Rodgers
Thurman J. Rodgers
Chief Executive Officer